Exhibit 10.2

Amendment
To The
Hudson Valley Bank
Supplemental Retirement Plan of 1995

THIS AMENDMENT (THE “AMENDMENT”) TO THE HUDSON VALLEY BANK SUPPLEMENTAL RETIREMENT PLAN OF 1995 (THE “PLAN”) is executed on this 6th day of October, 2014, by Hudson Valley Bank, N.A., (hereinafter referred to as the “Plan Sponsor” or the “Bank”), a National Banking Association and a wholly owned subsidiary of Hudson Valley Holding Corp. (hereinafter referred to as “Company”), and James J. Landy (hereinafter referred to as the “Participant”).

WHEREAS, the undersigned Participant is a participant in the Plan; and

WHEREAS, pursuant to Article 18 of the Plan, the Plan may be amended at any time by the mutual written consent of the parties to the Plan;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Plan is hereby amended (i) by adding and/or replacing certain definitions, and (ii) by adding and/or replacing certain articles of the Plan, both as follows:

1.	Amendment to Definition. The prior definition of “Change in Control” is hereby deleted in its entirety and replaced with the following:

“Change in Control” shall mean the occurrence of any of the following events:

(i)           Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition pursuant to a transaction that complies with (iii)(A), (iii)(B) and (iii)(C) outlined below;

(ii)           Individuals who, as of the date hereof, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)          Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination;

(iv)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v)            Any event that would be described in this definition of Change in Control if the term “Bank” were substituted for the term “Company” therein.

2.	Amendment to Article 10 of the Plan. Article 10 of the Plan is hereby deleted in its entirety and replaced with the following:

“Confidentiality; Non-Competition; Non-Solicitation.

(a)           The Participant acknowledges that: (i) the Participant’s service to the Bank will require that the Participant have access to and knowledge of confidential information of the Bank relating to the business of the Bank, including, but not limited to, the identity of the Bank’s employees, clients, customers, the kinds of services provided by the Bank, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective clients and customers, pricing information and other contractual terms, information concerning the creation, acquisition or disposition of products and services, creative ideas and concepts, and other trade secrets, in each case other than as and to the extent such information is generally known or publicly available through no violation of this Section 10 by the Participant or such information is readily discernible (the “Confidential Information”); and (ii) the disclosure of any such Confidential Information may place the Bank at a competitive disadvantage and may do damage, monetary or otherwise, to the Bank’s business. Accordingly, the Bank and the Participant agree as follows:

(i)
During the term of Participant’s employment with Bank and for a one-year period after the commencement of benefits hereunder,  the Participant shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the services contemplated herein, or as expressly permitted herein, or as required by a court of competent jurisdiction or other administrative or legislative body, provided that the Participant shall promptly notify the Bank so that the Bank may seek a protective order or other appropriate remedy. The Participant agrees to return all documents or other materials containing Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Bank at any time upon request by the Bank and immediately upon the termination of his service to the Bank for any reason.

(ii)
During the term of Participant’s employment with Bank and for a one-year period after the commencement of benefits hereunder, the Participant shall not engage in Competition (as defined herein) with the Bank or its affiliates in the Territory (as defined herein) unless agreed upon by the parties in writing.  For purposes of this Agreement, “Competition” by the Participant shall mean the Participant’s engaging in any activities relating to or otherwise being employed by or acting as a consultant to, or being a director, employee, agent, equity holder or partner of any entity engaged in the business of banking as conducted by the Bank (the “Business”), and “Territory” means any state in which the Bank has a branch or office location; provided, however, that it will not be a violation of this covenant for the Participant to become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of any one or more corporations registered under the Securities Exchange Act of 1934, as amended.

(b)           For a one-year period after the commencement of benefits hereunder, the Participant agrees that he will not:

(i)
directly solicit, or direct individuals within his control to solicit, from any person or entity who is a then-existing client or customer of the Bank (or who the Participant knows from the use of Confidential Information is a prospective client or customer of the Bank) any business of the same or of a similar nature to the Business; or

(ii)	directly recruit or solicit the employment or services of any person who is employed by the Bank at the time of such recruitment or solicitation.

(c)          The Participant and the Bank hereby acknowledge that the restrictive covenants contained in this Article 10 are reasonable and necessary, in view of the nature of the Bank, its business and his knowledge thereof, in order to protect the legitimate interests of the Bank.

Notwithstanding anything in the Plan to the contrary, the foregoing restrictive covenants shall not apply to the Participant on or after the effective date of a Change in Control regardless of whether the Participant has received or is then receiving a benefit under the Plan.”

In all other respects, the terms and conditions of the Plan are hereby ratified and affirmed.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the Plan Sponsor, by a duly authorized representative, and the Participant, have executed this Amendment effective as of the date first written above.

FOR THE PLAN SPONSOR: Hudson Valley Bank, N.A.

By:	/s/ Craig S. Thompson

Name:	Craig S. Thompson
Its:	Director & Compensation Committee Chairman

THE PARTICIPANT:

/s/ James J. Landy
James J. Landy